UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

SunOpta Inc. (the “Company”) held its Annual and Special Meeting on May 29, 2014 (the “Meeting”). The matters voted upon at the Meeting included (i) the election of ten directors of the Company for the ensuing year; (ii) the appointment of Deloitte LLP as the independent registered public accounting firm and auditor of the Company for the ensuing year and to authorize the Audit Committee of the Company to fix their remuneration; (iii) the approval on an advisory vote regarding the compensation of the Company’s named executive officers, and (iv) recommend frequency of advisory vote on executive compensation.

Our scrutineer reported the vote of the shareholders as follows:

1.	Election of Directors

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Jay Amato	43,789,255	340,464	7,968,815
Steven Bromley	43,744,561	385,158	7,968,815
Michael Detlefsen	43,710,536	419,183	7,968,815
Peter Fraser	43,684,526	445,193	7,968,815
Douglas Greene	43,712,148	417,571	7,968,815
Victor Hepburn	43,832,806	296,913	7,968,815
Katrina Houde	43,640,963	488,756	7,968,815
Jeremy Kendall	43,427,702	702,017	7,968,815
Alan Murray	43,756,105	373,614	7,968,815
Allan Routh	43,545,632	584,087	7,968,815

2.	Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
51,597,459	164,269	336,806

3.	Advisory Resolution Regarding the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
43,150,628	544,540	434,551	7,968,815

4.	Advisory Resolution Regarding the Frequency of Advisory Vote on Named Executive Compensation s

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
33,222,161	230,215	6,779,255	1,179,573

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher
Robert McKeracher
Vice President and Chief Financial Officer

Date	May 30, 2014